AGREEMENT
                                    ---------

          AGREEMENT dated as of June 25, 2004 between STANLEY ABRAMS, (hereinafter the "Executive"), residing at 4871 North Mesa Drive, Castle Rock, Colorado 80104 and NATHANIEL ENERGY CORPORATION, a Delaware corporation ( the "Company"), having its principal place of business at 8001 South InterPort Blvd., Suite 260, Englewood, Colorado 80112.

                                    RECITALS
                                    --------

          WHEREAS, Executive is a director of the Corporation, and holds the position of Chief Executive Officer and is employed in accordance with an Employment Agreement dated August 15, 2001 (the "Employment Agreement").

          WHEREAS, the Executive desires to retire as a director and as the Chief Executive Officer of the Company, and as an employee of the Company.

          WHEREAS, in connection with the Executive's retirement, Executive and the Company mutually desire to terminate the Employment Agreement on the basis herein provided.

          NOW, THEREFORE, upon the agreements and covenants set forth herein, the parties hereto agree as follows:

          1. Termination of Employment Agreement. The parties acknowledge and agree that, effective at the close of business on the date hereof, the Executive is hereby retiring from employment with the Company as its Chief Executive Officer and as an employee of the Company. Accordingly, the Employment Agreement is hereby terminated and of no further force or effect, and neither the Executive nor the Company shall have any further liability or obligation thereunder, except for any regular salary and health benefits which are earned, accrued and unpaid as of the date hereof, all of which shall be paid in accordance with the Company's current payroll schedule. The termination of the Employment Agreement shall not limit or affect any obligation or liability of the Company to the Executive for the retirement benefits provided by this Agreement.

          2. Resignation. By executing this Agreement, the Executive hereby voluntarily resigns, effective at the times set forth in Section 23 of this Agreement, from all capacities and positions with the Company and its subsidiaries, including but not limited to, director of the Company and the office of Chief Executive Officer of the Company.

          3. Retirement Pay and Benefits. The Company shall pay the Executive two months salary as retirement pay, net of applicable FICA, Medicare, federal withholding taxes, and Colorado state withholding taxes, payable in accordance with the Company's regular payroll schedule, and two (2) months of health benefits substantially identical to the health benefits provided prior to the Executive's retirement. After all such salary and benefits have been paid to Executive, Executive shall be offered the same COBRA benefits as are offered to other terminated employees.

          4. Post Retirement Matters. Each of the parties anticipate that, following the retirement and resignation of the Executive, they will cooperate with each other and work together in a positive manner, relative to matters set forth in this Agreement, provided however, that this provision is not intended to vary any of the rights and duties of the parties set forth in this Agreement.

          5. Removal as Guarantor. The Company shall use its best efforts to remove the Executive as a personal guarantor or co-signor of, and from any other form of personal liability for, all debts of the Company to banks and other third parties.

          6. Covenant Not to Compete. The Executive shall not, directly or indirectly, enter into or engage in the combustion and gasification, helium and natural gas, renewable energy and/or tire recycling businesses, of the type in which the Company is engaged as of the date hereof or at the time of any activity proscribed hereby, anywhere, either as an individual for his own account, or as a partner, joint venturer, employee, agent, or salesperson for any person or entity , or as an officer, director or stockholder of a corporation, or as a member or manager of a limited liability company, or otherwise, for a period of two (2) years after the date hereof, except that the foregoing shall not restrict the Executive from acquiring up to five percent (5%) of the outstanding capital stock of an entity whose securities are publicly traded. It is agreed that the geographic scope and duration of this covenant not to compete (a) is required in order to protect the Company's niche in the combustion and gasification, helium and natural gas, renewable energy and tire recycling businesses, (b) is required to order to protect the Company's trade secrets, and (c) is reasonable. It is agreed by the parties that this covenant may be enforced against the Executive by the Company or by any of its subsidiaries (a) in which the Company has a greater than 20% ownership, or (b) in which the Company is actively involved in the operations and is not merely a passive investor ("Subsidiaries"), by injunction, as well as by all other legal remedies available to the Company or Subsidiaries. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, it shall be considered divisible both as to time and geographic area so that a lesser period of time or geographical areas shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any court determines the specified time period or the specified geographical area ( or a lesser period or area that is determined by the court) is reasonable, non-arbitrary and not against public policy, the same may be enforced against the Executive by injunction, as well as by all other legal remedies available to the Company or the Subsidiaries. A breach of the Company's obligations to pay the retirement benefits specified by Section 3 of this Agreement, or a failure by the Company to take all reasonable steps to permit the transfers of stock and the removal of the restrictive legend as provided by Section 12 of this Agreement, which is not cured within ten (10) days after the Company has received written notice of such breach, will cause the Executive's obligations under this Section 6 to be null and void, provided, however, that if the Executive is in breach of any of his obligations, agreements or duties under this Agreement prior to any such breach by the Company, for which breach by the Executive the Company or a Subsidiary has obtained injunctive relief, whether as a temporary restraining order (other than an ex parte order without at least three (3) days prior written notice to the Executive), preliminary injunction or permanent injunction, then the Executive's obligations under this Section 6 shall remain in full force and effect notwithstanding such breach by


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

the Company pending final adjudication of the parties' respective rights in such litigation..

          7.  Non-Solicitation.  For a period  of two (2)  years  after the date hereof, the Executive shall not, directly, or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, manager, member, employee or otherwise, solicit:

          (a) any officer, director, employee, consultant, or other individual;

              (i) To leave his or her employment or position with the Company or any of its Subsidiaries;

              (ii) To compete  with the  business  of the Company or any of its
                   Subsidiaries; or

              (iii)To violate the terms of any employment;  non-competition or
                   similar   agreement   with  the   Company   or  any  of  its
                   Subsidiaries; and

          (b) vendors, customers or professionals;

              (i) To compete with the business of the Company or any of its Subsidiaries;

              (ii) To violate  the terms of any  agreement  with the Company or any of its Subsidiaries;

              (iii)To change his, her or its relationship  with the Company or any of its Subsidiaries.

     For purposes of this paragraph, references to the business of the Company shall include the business of the Company, and its Subsidiaries. A breach of the Company's obligations to pay the retirement benefits specified by Section 3 of this Agreement, or a failure by the Company to take all reasonable steps to permit the transfers of stock and the removal of the restrictive legend as provided by Section 12 of this Agreement, which is not cured within ten (10) days after the Company has received written notice of such breach, will cause the Executive's obligations under this Section 6 to be null and void, provided, however, that if the Executive is in breach of any of his obligations, agreements or duties under this Agreement prior to any such breach by the Company, for which breach by the Executive the Company or a Subsidiary has obtained injunctive relief, whether as a temporary restraining order (other than an ex parte order without at least three (3) days prior written notice to the Executive), preliminary injunction or permanent injunction, then the Executive's obligations under this Section 7 shall remain in full force and effect notwithstanding such breach by the Company pending final adjudication of the parties' respective rights in such litigation.

          8. Confidentiality. The Executive will not at any time after the date hereof, directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever, any confidential or proprietary information of the Company or its Subsidiaries ("Confidential Information"). The Executive may not make use of any Confidential Information for any purpose except as expressly set forth in this Agreement. The Executive agrees that all nonpublic information, whether written or otherwise, regarding the Company's business, including but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, earnings, and any financial or cost accounting reports, trade secrets, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, marketing plans, business plans and sources of supply, is presumed to be Confidential Information of the Company for purposes of this Agreement. The Executive further agrees that he will return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by the Executive, which contain any Confidential Information and the Executive agrees that he will neither make nor retain any copies of such materials except to the extent reasonably necessary to protect Executive's personal interests in the unlikely event of a subsequent dispute with the Company. For purposes of this Section 8, references to the business or information of or relating to the Company shall include the information or business of the Company and any Subsidiary of the Company. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such Confidential
Information:  (i) is or becomes  generally  publicly  known  through no improper action or inaction by the Executive or his affiliates, agents, or representatives; (ii) is rightfully disclosed to the Executive by a third party without restriction; (iii) is approved in writing by the Company for disclosure; or (iv) was independently developed by the Executive without use of any of the Company's; (v)required to be disclosed by a valid order of or other legal process of a court or other governmental body or agency of the United States or any political subdivision thereof; provided, however, that the Executive shall first have given notice to the Company and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued; is otherwise required by law; or (vi) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary for such purpose.

          9. Equitable Relief; Breach.

               (a) The Executive acknowledges and agrees that, except as otherwise provided in Sections 6 and 7 hereof, in the event the Executive shall violate or threaten to violate any of the restrictions of Sections 6, 7 and 8 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the Company may have at law or in equity.

               (b) THE EXECUTIVE UNDERSTANDS THAT THE AGREEMENTS IN THIS SECTION 9 ARE BEING SUBSTANTIALLY RELIED UPON BY THE COMPANY, WITHOUT

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


WHICH NO AGREEMENT WOULD BE ENTERED INTO BY THE COMPANY.

          10. Patents. The Executive hereby waives any and all rights he has in, or to the return of, any Patents, as that term is defined in that certain Amended and Restated Patent Reassignment Agreement made as of September 30, 2003 but effective as of July 7, 1998 (the "Patent Reassignment Agreement") between the Executive, Brett Abrams, and the Company, under the Patent Reassignment Agreement or otherwise, and the Executive hereby covenants that he shall assign all of his rights in those Patents to the Company, irrespective of whether they have already assigned some or all of such rights, and consent to the recordation of any such assignments in the United States Patent and Trademark Office. The Executive hereby covenants that he shall execute all documents, and take all other actions after the date hereof as may be reasonably requested by the Company or which the Company believes are required to effectuate any such assignment of the Patents to the Company.

          11. No Release. The Company and the Executive each acknowledge that neither party is releasing the other party or their respective affiliates of or from any liabilities for the claims they may have against the other party or their respective affiliates, if any, and nothing in this Agreement shall be construed to be a release or waiver of any such claims. The Company and the Executive each acknowledge that such party is not currently taking any legal action against the other party and does not presently contemplate taking any legal action against the other party.

          12. Limitation on Stock Sales.

               (a) The Executive agrees that he will not sell any of the shares of the Company's common stock in any public trading market for a period of ninety (90) days after the date hereof and, for the next three (3) consecutive periods of 90 days, the Executive will limit public sales of the Company's stock in such 90 day periods, together with the sales of any Company common stock in any public trading market by Brett Abrams, to an aggregate of 50,000 shares, 75,000 shares and 100,000 shares, respectively (subject to customary adjustment for stock splits, stock dividends, reclassifications, mergers, consolidations and the like), and for a period of two (2) years thereafter, the Executive shall abide by the Rule 144(e) volume limitations on any sales of shares of Common Stock of the Company irrespective of the applicability of Rule 144 to such sales.

               (b) So long as the Executive is entitled to have the restrictive legends removed from his shares of Common Stock of the Company under Rule 144(k) or any successor rule, the Company will take all necessary steps to facilitate the removal of all restrictive legends by the Company's transfer agent at the time that two (2) year period has expired and will take all reasonable and customary steps taken by issuers to permit the Executive to make the sales and transfers of shares of the Company's stock pursuant to this Section 12.

               (c) The Executive shall not sell, transfer, gift or otherwise dispose of any shares of Common Stock of the Company during the periods set forth herein in any non-public transaction unless the recipient of those shares agrees to abide by the limitations set forth in this Section 12 (relating to public trading market volume limitations and further non-public sales, gifts, transfers and other dispositions.)

               (d) All the certificates representing the Executive's shares of Common Stock of the Company shall bear the following legend:

                    "The sale, transfer or other disposition of the shares represented by this certificate is subject to an Agreement dated June 25, 2004 between Nathaniel Energy, Inc. and Stanley Abrams."

The Executive shall deliver to the Company, at the time of execution of this Agreement, photocopies of all certificates representing shares of common stock owned by the Executive (front and back) bearing such legend.

               (e) In calculating the amounts which may be sold pursuant to this arrangement, the shares sold or transferred by Brett Abrams and the Executive will not be aggregated with each other, except with respect to sales of shares in the first three (3) ninety (90) day periods as set forth in Section 12(a) above, and shares sold or otherwise transferred by other persons will not be included as shares sold or transferred by the Executive unless, after the date hereof, shares of the Company's stock are transferred to Executive or by Executive in a manner which requires aggregation of the transferred shares under Rule 144. Such aggregation rules will apply for the period during which the Executive is required by law or this Agreement to abide by the volume limitations of Rule 144(e) irrespective of whether Rule 144 by its terms applies to the Executive at the time of any sales by Executive.

               (f) To the extent that compliance with Rule 144 is required by law for any sales of shares of the Company's stock by the Executive, the Executive shall furnish customary Rule 144 representation letters and selling broker representation letters to the Company, and will file all required notices on Form 144. Forms of such representation letters are attached hereto as Exhibits 12(f)(i), 12(f)(ii) and 12(f)(iii) respectively. It is understood that, for sales which are limited to the Rule 144(e) volume limitations solely as a result of this Agreement, but which would otherwise be eligible for sale under Rule 144(k), the only representation letter that is required is the letter represented by Exhibit 12(f)(iii).

          13. Hammer Mill. Subject to the provisions of this Section 13, the Company will return the hammer mill which is currently located (though not in use) at the Company's Hutchins, Texas facility to the Executive and his partners. The Executive hereby represents and warrants that no person other than the Executive and his partners, whom the Executive has disclosed to the Company prior to the execution of this Agreement, or the Company, has any title or ownership interest in the hammer mill. The Company will make the hammer mill available to the Executive for him to take possession of it and remove it from the Hutchins, Texas facility at the Executive's expense, upon at least 48 hours prior written notice by the Executive to the Company. In the event the Executive has not removed the hammer mill from the Company's Hutchins, Texas facility within sixty (60) days after the date hereof, the Company shall have no duty or obligation to the Executive or his partners with respect to the hammer mill.


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

          14. Representations of the Executive. The Executive represents, warrants, and agrees with the Company as follows:

               (a) No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Executive to enable him to enter into and carry out this Agreement and the transactions contemplated hereby.

               (b) The Executive has the legal capacity to enter into this Agreement and to carry out his obligations hereunder. This Agreement constitutes the valid and binding obligation of the Executive, and is enforceable in accordance with its terms.

               (c) Neither the execution and delivery of this Agreement, nor compliance by the Executive with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

                    (i) violate any judgment, order, injunction, decree or award against, or binding upon, the Executive;

                    (ii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Executive is a party or is otherwise bound; or

                    (iii) violate any law or regulation of any jurisdiction known to the Executive.

               (d) No representation, warranty or statement by the Executive in this Agreement intentionally contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

         15. Representations of the Company. The Company represents, warrants, and agrees with the Executive as follows:

               (a) No consents of any governmental and other regulatory agencies, foreign or domestic, or of other parties, are required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

               (b) The Company has the requisite corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, and is enforceable in accordance with its terms.


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

               (c) Neither the  execution  and  delivery of this  Agreement  nor
compliance  by  the  Company  with  any  of  the  provisions   hereof,  nor  the
consummation of the transactions contemplated hereby, will:

                    (i) violate the Certificate of Incorporation or By-Laws of the Company;

                    (ii) violate any judgment, order, injunction, decree or award against, or binding upon, the Company;

                    (iii) violate or otherwise breach the terms of any agreement or understanding, written or oral, to which the Company is a party or is otherwise bound; or

                    (iv) violate any law or regulation of any jurisdiction relating to the Company.

               (d) No representation, warranty or statement by the Company in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not misleading.

          16. Choice of Law and Venue. The parties agree that this Agreement is made and entered into in Arapahoe County, Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement shall be brought in the applicable state or federal court in or for Arapahoe County, Colorado, which courts shall have exclusive jurisdiction and venue thereof.

          17. Entire Agreement. This Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior written, and prior or contemporaneous oral, understandings or agreements with respect to the subject matter hereof. No modification of this Agreement shall be binding unless made in writing and signed by the party sought to be charged.

          18. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

          19. Waiver; Severability. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement, or part thereof, shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

          20. Notices; Deliveries. Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission, overnight mail or nationally recognized overnight courier,


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

addressed as follows:

                  If to the Company:

                  8001 South InterPort Blvd., Suite 260
                  Englewood, Colorado  80112
                  Attention: Chief Operations Officer
                  Telecopier Number:  (303) 539-0741

                  If to the Executive:

                  4871 North Mesa Drive
                  Castle Rock, Colorado  80104
                  Telecopier Number: (303) 688-9806

or such other address as shall be furnished in writing by either party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

          21.  Counterparts;   Headings.  This  Agreement  may  be  executed  in
counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof.

          22. Representation by Counsel; Interpretation. Each party acknowledges that it has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement and the language hereof has been negotiated by the parties in arm's length negotiations. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effort to the intent of the parties hereto.

          23. Right of Rescission. The Company shall have the right, at any time, to rescind this Agreement in all respects, by written notice to the Executive, in the event that the Company has not received from or on behalf of Bodden International 2000, Inc., a Grand Cayman corporation ("Bodden") the amount of $12,300 plus applicable interest accrued thereon, which is owed by Bodden to the Company, within ten (10) days following the date hereof, and if this Agreement is so rescinded, this Agreement shall be void and neither party shall have any further duty or obligation to the other hereunder, provided, however, that if such payment is not received by the Company from or on behalf of Bodden within such ten day period, but such payment is subsequently tendered to the Company in good and collectible funds but prior to the Company furnishing notice of rescission of this Agreement to the Executive, then the Company's right to rescind this Agreement pursuant to this Section 23 shall be automatically and immediately terminated and this Agreement shall remain in full force and effect. In the event this Agreement is rescinded by the Company pursuant to this Section 23, any retirement pay and benefits paid by the Company to the Executive pursuant to Section 3 hereof prior to rescission shall be applied to any subsequent severance pay or other compensation other than regular salary, if any, and the Company shall not be liable to the Executive for regular salary, benefits or perquisites which would have otherwise have been payable to the

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


Executive between the date hereof and the date of rescission of this Agreement, if this Agreement had not existed. The Executive's resignation as an officer and employee of the Company shall be effective as of the date hereof and shall remain effective notwithstanding any rescission of this Agreement by the Company but the Executive's resignation as a director of the Company shall not be effective until the earlier of the date that the Company gives written notice to the Executive of its waiver of any right to rescind the Agreement under this
Section 23, or sixty (60) days after the date hereof, irrespective of whether Bodden has made some or all of the payment required by this Section 23.


                  [Remainder of page intentionally left blank.
                     Signatures are on the following page.]


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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                    NATHANIEL ENERGY CORPORATION


                                                    By: /s/ George A. Cretecos
                                                       -------------------------
                                                       George A. Cretecos
                                                       Chief Operating Officer

                                                       /s/ Stanley Abrams
                                                       -------------------------
                                                       STANLEY ABRAMS

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